As filed with the Securities and Exchange Commission on August  25, 1997
                                                              ------
                                                    Registration No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                   KTI, INC.
             (Exact name of registrant as specified in its charter)


                        New Jersey                     22-2665282
               (State or other jurisdiction         (I.R.S. Employer
            of incorporation or organization)      Identification No.)

                  7000 Boulevard East
                 Guttenberg, New Jersey                 07093
         (Address of Principal Executive Offices)     (Zip Code)


                 KTI, INC. 1994 LONG-TERM INCENTIVE AWARD PLAN
                            (Full title of the plan)


                             Robert E. Wetzel, Esq.
                                 c/o KTI, INC.
                              7000 Boulevard East
                          Guttenberg, New Jersey 07093
                    (Name and address of agent for service)

                                 (201) 854-7777
         (Telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE


===================================================================================================
Title of each class of                        Proposed maximum    Proposed maximum    Amount of
securities to be             Amount to be    offering price per  aggregate offering  registration
registered                   registered (1)      share(2)            price (2)           fee
---------------------------------------------------------------------------------------------------
Common Stock, no par value    500,000          $ 9.625             $ 4,812,500         $ 1,459
===================================================================================================

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the KTI, Inc. 1994 Long-Term Incentive Award Plan (the "Plan") in addition to shares previously registered under the Plan.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 20, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         KTI, Inc. (the "Company") hereby incorporates by reference the following documents:


         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1997, as amended by Form 10-Q/A filed August 25, 1997;

         (c)  The Company's Current Reports on Form 8-K filed
              May 29, 1997, June 16, 1997, June 27, 1997, August 1, 1997
              and August 18, 1997 and the Company's amendment to Current Report on Form 8-K/A filed January 31, 1997; and

         (d) The description of the Company's Common Stock, no par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated February 1, 1995 filed by the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description of Common Stock filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation provides that it shall indemnify its officers, directors, employees and agents to the full extent permitted by law.

         Statutory authority for such indemnification is contained in Title 14A, New Jersey Business Corporation Act, Revised Statutes of New Jersey, N.J.S.A. 14A:3-5, the material provisions of which may be summarized as follows:

         NON-DERIVATIVE PROCEEDINGS (PROCEEDINGS OTHER THAN THOSE BROUGHT BY OR
IN THE RIGHT OF THE CORPORATION).   A corporation may indemnify an actual or
prospective party to a proceeding or investigation if he became such because he is or was a director, officer, employee or agent of the corporation, or of a constituent corporation absorbed by such corporation in a consolidation or merger, or is or was serving at the request of the indemnifying or constituent corporation as a director, officer, trustee, employee or agent of another enterprise. To be eligible for such indemnity, the party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. Such indemnity may be against judgments, fines, settlements, and penalties and reasonable expenses (including counsel fees) incurred in connection with such proceeding.

        DERIVATIVE PROCEEDINGS (PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION). A corporation may indemnify such actual or prospective party to a proceeding or investigation against his reasonable expenses (including counsel fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against judgments, fines, settlements or penalties in connection with such proceedings or investigation. However, if such party has been adjudged to be liable to the corporation, he may be indemnified for expenses only if a court determines that, despite such adjudication of liability, in the circumstances of the case indemnity of such party is fair and reasonable.

        DETERMINATION REGARDING INDEMNIFICATION. Indemnification of a party (unless ordered by a court) is dependent upon a determination that such indemnification is proper because the party has met the above standards applicable to him, such determination to be made (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceedings or
(b) under certain circumstances, by independent legal counsel in a written opinion or by the shareholders of the corporation. Upon the making of such determination in the appropriate manner, a corporation may advance expenses in connection with a proceeding upon receipt of an undertaking by the party to repay them if it is ultimately determined that he is not entitled to indemnification.

        OTHER MATERIAL PROVISION. In all cases, if the party has been successful in a proceeding on the merits or otherwise, or in defense of any matter therein, he is entitled to indemnification for his reasonable expenses (including counsel fees). The indemnification provided by statute is not exclusive of other rights of indemnification and inures to the benefit of the party's legal representative. A corporation may purchase and maintain insurance against expenses incurred by, and liabilities asserted against, directors, officers, employees or agents whether or not the corporation would be empowered to provide such indemnity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

         Exhibit Number        Description

            4.1      Specimen Form of Common Stock
                     Certificate (incorporated by reference to the Company's Registration Statement on Form S-4, File No. 33-85234).

            5.1      Opinion and Consent of Robert E. Wetzel, Esq.

           23.1      Consent of Ernst & Young LLP

           23.2      Consent of Robert E. Wetzel, Esq. (included in Exhibit 5.1)


ITEM 9.  UNDERTAKINGS.

A.       Post-Effective Amendments.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Subsequent Documents Incorporated by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Claims for Indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guttenberg, State of New Jersey, on August 22, 1997.

                                 KTI, INC.


                                 By /s/ Nicholas Menonna, Jr.
                                    --------------------------------------------
                                    Nicholas Menonna, Jr., Chairman of the Board
                                    of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Name                         Title                                       Date
        ----                         -----                                       ----

/s/ Nicholas Menonna, Jr.      Chairman and Chief                            August   22, 1997
-------------------------      Executive Officer                                      --
Nicholas Menonna, Jr.          (principal executive officer)


/s/ Martin J. Sergi            Vice Chairman of the Board,                   August   22, 1997
---------------------          President,  Chief Operating                            --
Martin J. Sergi                Officer, Chief Financial Officer
                               Treasurer and Director
                               (principal financial and accounting officer)


/s/ Ross Pirasteh              Chairman of the Executive                     August   22, 1997
---------------------          Committee and Director                                 --
Ross Pirasteh

/s/ Dibo Attar                 Director                                      August   21, 1997
---------------------                                                                 --
Dibo Attar

/s/ Paul Kleinsitis            Director                                      August   22, 1997
---------------------                                                                 --
Paul Kleinsitis

                               Director                                      August     , 1997
---------------------                                                                 --
Jack Polak

/s/ Jeffrey R. Power           Director                                      August   20, 1997
---------------------                                                                 --
Jeffrey R. Power

/s/ Kenneth A. Rubin           Director                                      August   21, 1997
---------------------                                                                 --
Kenneth A. Rubin

                                 EXHIBIT INDEX



      Exhibit Number        Description
      --------------        -----------
       4.1   Specimen Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-4, File No. 33-85234).

       5.1   Opinion and Consent of Robert E. Wetzel, Esq.

       23.1  Consent of Ernst & Young LLP

       23.2  Consent of Robert E. Wetzel, Esq. (included in Exhibit 5.1)






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